================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                              EVANS BANCORP, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                 March 15, 2000



To Our Shareholders:

         On behalf of the Board of Directors, I cordially invite you to attend the 2000 Annual Meeting of Shareholders of Evans Bancorp, Inc. The annual meeting this year will be held at Romanello's South Restaurant, 5793 South Park Avenue, Hamburg, New York, on TUESDAY, APRIL 18, 2000 at 12:30 p.m. The formal Notice of the Annual Meeting is set forth on the following page.

         The enclosed Notice and Proxy Statement contain details concerning the business to come before the 2000 Annual Meeting. The Board of Directors of the Company recommends a vote "FOR" the re-election of Richard M. Craig, LaVerne G. Hall, and Richard C. Stevenson as Directors.

TO VOTE:

         The vote of each shareholder is important, regardless of whether or not you attend the Annual Meeting. I urge you to sign, date, and return the enclosed Proxy Card as promptly as possible. In this way, you can be sure that your shares will be voted at the meeting. Simply remove the white Proxy Card from the bottom of the mailing form and return it in the postage-paid envelope provided. If you are voting "FOR" the re-election of the nominated directors, you need only sign the Proxy Card.

         VOTING IS TABULATED BY AN INDEPENDENT FIRM; THEREFORE, TO ENSURE THAT YOUR VOTE IS RECEIVED IN A TIMELY MANNER, PLEASE MAIL THE WHITE PROXY CARD IN THE ENVELOPE PROVIDED - DO NOT RETURN THE PROXY CARD TO THE BANK.


TO ATTEND THE ANNUAL MEETING:

         A luncheon for our shareholders will follow the Annual Meeting, and a cash bar will be available. To ensure that our reservation count will be accurate, if you plan to attend the meeting and luncheon, please complete the yellow postage-paid reservation card that is included with your proxy material and return it to the Bank.

         IF YOU WILL BE ATTENDING THE ANNUAL MEETING, THE YELLOW RESERVATION POSTCARD MUST BE RETURNED TO THE BANK.


PLEASE NOTE THAT, DUE TO LIMITED SEATING, WE WILL NOT BE ABLE TO ACCOMMODATE GUESTS OF OUR SHAREHOLDERS AT THE MEETING OR THE LUNCHEON, AND MUST LIMIT ATTENDANCE TO SHAREHOLDERS ONLY.

         Thank you for your confidence and support.


                                             Sincerely,



                                             Richard M. Craig

                               EVANS BANCORP, INC.
                            14 - 16 NORTH MAIN STREET
                             ANGOLA, NEW YORK 14006


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 18, 2000





         The Twelfth Annual Meeting of Shareholders of Evans Bancorp, Inc., a New York corporation (the "Company"), will be held on Tuesday, April 18, 2000 at 12:30 p.m. at Romanello's South, 5793 South Park Avenue, Hamburg, New York, for the following purpose:


                  (1) To elect three Directors of the Company, such Directors to hold office for the term of three years and until the election and qualification of their successors;


                  (2) To act upon such other business as may properly come before the meeting or any adjournment thereof.


         The Board of Directors has fixed the close of business on February 29, 2000 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting.

         A copy of the Company's Annual Report to Shareholders is enclosed for your reference.

         Please complete and return the enclosed proxy in the accompanying postage-paid, addressed envelope as soon as you have an opportunity to review the attached Proxy Statement.



                                            By Order of the Board of Directors




                                            Robert W. Allen
                                            Secretary



Angola, New York
March 15, 2000

                               EVANS BANCORP, INC.
                            14 - 16 North Main Street
                             Angola, New York 14006

                                 PROXY STATEMENT
                              Dated March 15, 2000

                     For the Annual Meeting of Shareholders
                            to be Held April 18, 2000



                               GENERAL INFORMATION


         This Proxy Statement is furnished to the shareholders of Evans Bancorp, Inc., a New York corporation (the "Company"), in connection with the solicitation of proxies for use at the Twelfth Annual Meeting of Shareholders (the "Annual Meeting") to be held at Romanello's South, 5793 South Park Avenue, Hamburg, New York, on TUESDAY, APRIL 18, 2000 at 12:30 P.M. and at any adjournments thereof. The enclosed proxy is being solicited by the Board of Directors of the Company.

         If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted and, where a specification is made by the shareholder as provided therein, will be voted in accordance with such specification. A shareholder giving the enclosed proxy has the power to revoke it at any time before it is exercised by giving written notice to the Company bearing a later date than the proxy, by the execution and delivery to the Company of a subsequently dated proxy, or by voting in person at the Annual Meeting. Any shareholder may vote in person at the Annual Meeting, whether or not he or she has previously given a proxy.

         This Proxy Statement and the enclosed proxy are first mailed to shareholders on or about February 29, 2000.


                                VOTING SECURITIES


         Only holders of shares of Common Stock of record at the close of business on February 29, 2000 will be entitled to notice of and to vote at the meeting and at all adjournments thereof. At the close of business on February 29, 2000, the Company had outstanding 1,698,950 shares of Common Stock. For all matters to be voted on at the Annual Meeting, holders of Common Stock have one vote per share. A majority of such shares, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

         Shares of Common Stock represented by the proxies in the form enclosed, properly executed, will be voted in the manner designated, or if no instructions are indicated, in favor of the Directors named therein and for the other proposals. The proxy given by the enclosed proxy card may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

         Under the Company's by-laws and the laws of the State of New York, directors of the Company are elected by a plurality of the votes cast in the election. Any other matters to be considered as set forth in the Notice for the Annual Meeting are to be decided by the vote of the holders of a majority of the votes represented by the shares present in person or represented by proxy at the Annual Meeting.

         With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Accordingly, abstentions and broker non-votes will not affect the outcome of the election.


         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS


         The following table sets forth, as of January 31, 2000, the number (rounded to the nearest whole share) of outstanding shares of Common Stock beneficially owned by (i) each shareholder known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) all directors and nominees of the Company individually, and (iii) by all executive officers and directors as a group:

                                      Nature and Amount of        Percent of
Name                                  Beneficial Ownership           Class

Robert W. Allen (1)                          30,143                   1.8%
William F. Barrett (2)                      161,345                   9.5%
Phillip Brothman (3)                         23,544                   1.4%
Richard M. Craig (4)                          8,206                    .5%
LaVerne G. Hall (5)                          51,380                   3.0%
David C. Koch (6)                            26,035                   1.5%
Richard C. Stevenson (7)                     55,435                   3.3%
David M. Taylor (8)                           4,290                    .3%
Thomas H. Waring, Jr.                           514                  0.03%
Directors and Officers as a Group           362,720                  21.3%
(11 persons)
(1)(2)(3)(4)(5)(6)(7)(8)(9)(10)


(1)  Includes 2,793 shares owned by Mr. Allen's wife.

(2) Includes 12,850 shares owned by Mr. Barrett's wife, 30,940 shares owned jointly by Mr. Barrett and his wife and 6,345 shares held for Mr. Barrett's son, as to which he disclaims beneficial ownership.

(3) Includes 1,495 shares owned by Mr. Brothman's wife and 2,732 shares held by a pension plan of which Mr. Brothman is a trustee and a participant.

(4) Includes 5,470 shares owned jointly by Mr. Craig and his wife and 170 shares owned by Mr. Craig's daughter, as to which he disclaims beneficial ownership.

(5)  Includes 20,230 shares owned by Mr. Hall's wife.

(6) Includes 1,485 shares owned jointly by Mr. Koch and his wife, and 775 shares owned by Mr. Koch's son, as to which he disclaims beneficial ownership.

(7) Includes 3,669 shares owned by Mr. Stevenson's wife, and also 12,635 shares held by Mr. Stevenson as executor for the Estate of Evelyn Simonsen and 1,060 shares held in a trust for F. Evelyn Beardsley as to which he disclaims beneficial ownership.

(8)  Includes 300 shares owned jointly by Mr. Taylor and his wife.

(9) Includes 441 shares owned by Mr. James Tilley, Assistant Secretary of Evans Bancorp, Inc., 10 shares held by Mr. Tilley in trust for his grandson, and 77 shares owned jointly by Mr. Tilley and his mother.

(10) Includes 1,000 shares owned by Mr. William Glass, Treasurer of Evans Bancorp, Inc., held jointly with Mr. Glass's wife.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during 1999 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with by such persons.


                              ELECTION OF DIRECTORS


         It is intended that proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the three nominees for Directors who are: Richard M. Craig, LaVerne G. Hall, and Richard C. Stevenson.

         The nominees proposed for election to the Board of Directors are all presently members of the Board.

         The nominees named herein, if elected as Directors, will hold office for three years until the Annual Meeting of Shareholders in 2003 and until their successors are duly elected and qualified. In the event that any nominee for Director becomes unavailable and a vacancy exists, it is intended that the persons named in the proxy may vote for a substitute who will be recommended by the remaining Directors.

                         INFORMATION REGARDING DIRECTORS


         The following table sets forth the names, ages and positions of the Directors of the Company.


           NAME                  AGE          POSITION                    TERM
   NOMINEES FOR DIRECTORS:                                               EXPIRES

     Richard M. Craig            62        Chairman of Board,            2000
                                           President, CEO, Director

     LaVerne G. Hall             62        Director                      2000

     Richard C. Stevenson        91        Director                      2000


         DIRECTORS:

     Robert W. Allen             74        Secretary, Director           2002

     William F. Barrett          58        Director                      2002

     Phillip Brothman            61        Director                      2001

     David C. Koch               64        Director                      2002

     David M. Taylor             49        Director                      2001

     Thomas H. Waring, Jr.       42        Director                      2001


         Each Director is elected to hold office for a three year term and until his successor is elected and qualified.

         Mr. Allen has been a Director since 1960. He was the Executive Vice President of the Bank until his retirement in 1988.

         Mr. Barrett has been a Director since 1971. He is currently self employed as a property and investment manager and the former President of Carl
E. Barrett, Ltd., an insurance agency.

         Mr. Brothman has been a Director since 1976 and is a partner in the law firm of Hurst, Brothman & Yusick.

         Mr. Craig joined Evans National Bank (the "Bank") in 1987 and has served as President and Director since 1988. In 1989 he was appointed Chief Executive Officer, and was, in January 1999, also elected Chairman of the Board. Previously, he was the Administrative Vice President of M&T Bank.

         Mr. Hall has been a Director since 1981. He is the former Chairman of the Board of L.G. Hall Building Contractors, Inc.

         Mr. Koch has been a Director since 1979 and is Chairman and Chief Executive Officer of New Era Cap Co., Inc.

         Mr. Stevenson has been a Director since 1958 and is President of Stevenson Realtors and Chairman of the Board of Evans Land Corp.

         Mr. Taylor has been a Director since 1986 and is President of Concord Nurseries, Inc.

         Mr. Waring has been a Director since 1998. He is the principal of Waring Financial Group, an insurance and financial services firm.


The committees of the Board of Directors, which are nominated by the Chairman of the Board and approved by the Board of Directors, are as follows:

         Loan Committee:

         William F. Barrett, Chairman   Robert W. Allen         Richard M. Craig
         David C. Koch                  Thomas H. Waring, Jr.

         The Loan Committee met ten times during 1999. Its purpose is to review and approve loans exceeding $300,000 or loans that are non-conventional.

         Investment Committee:

         Richard M. Craig, Chairman     Robert W. Allen         David M. Taylor

         The Investment Committee met once in 1999. The Investment Committee meets a minimum of once a year to review the liquidity of the investment portfolio and discuss investment strategies.

         Planning Committee:

         LaVerne G. Hall, Chairman      William F. Barrett      Richard M. Craig
         David C. Koch                  Thomas H. Waring, Jr.

         The Planning Committee met once in 1999. The Planning Committee is responsible for reviewing the strategic plan of the Bank and actions taken to obtain those objectives.

         Loan Review Committee:

         Phillip Brothman, Chairman     Richard M. Craig        LaVerne G. Hall
         David M. Taylor

         The Loan Review Committee met four times during 1999. Its purpose is to insure the Bank's provision and reserve for credit losses are adequate. The Loan Review Committee meets quarterly with the Bank's Loan Review Officer, who independently conducts the loan review. As a result of her recommendations, loans are graded based upon payment history, credit strength of borrower and other factors. This information is then aggregated to determine the overall adequacy of the credit loss reserve.

         Audit Committee:

         Phillip Brothman, Chairman     Richard M. Craig    David C. Koch
         David M. Taylor

         The Audit Committee met four times in 1999. The members of the Audit Committee receive from the internal auditor a quarterly report which describes findings for the prior quarter. The function of the Audit Committee is to insure that the Bank's activities are being conducted in accordance with law, banking rules and regulations, other regulatory and supervisory authorities, and the Bank's internal policies. In addition, the Audit Committee recommends to the Board of Directors the services of a reputable certified public accounting firm. The Committee receives and reviews the reports of the certified public accounting firm and presents them to the Board of Directors with comments and recommendations.

         Insurance Committee:

         William F. Barrett, Chairman   Robert W. Allen     Richard M. Craig
         Richard C. Stevenson

         It was deemed unnecessary for the Insurance Committee to meet in 1999. Based on an earlier committee decision, all policy maturity dates were changed to renew in the month of June, and it was determined that it would be more appropriate to meet during the year 2000 to coincide with new maturity dates. This committee reviews the coverage of insurance policies of the Bank and monitors costs.

         Human Resource Committee:

         LaVerne G. Hall, Chairman      William F. Barrett  Phillip Brothman
         Richard M. Craig               David C. Koch       Richard C. Stevenson
         Thomas H. Waring, Jr.

         The Human Resource Committee met twice during 1999. Its purpose is to review management's recommendation as it relates to job classification, salary ranges and annual merit increases. The committee also reviews fringe benefits. The Human Resource Committee also establishes the compensation of the Executive Officers of the Company. See "Human Resource Committee Report on Executive Compensation".

         The Board of Directors of the Company met twelve times during 1999. Each incumbent director of the Company attended at least 75% of the aggregate of all the meetings of the Board of Directors and the Committees of which they were members.

                            COMPENSATION OF DIRECTORS


         For the year 1999, members of the Board of Directors were compensated at the rate of $800 per meeting, with the Secretary receiving $850 per meeting. Total directors' fees during 1999 amounted to $139,026 (including committee fees and $35,376 of deferred compensation).


                             EXECUTIVE COMPENSATION


         There is shown below information concerning the annual and long-term compensation for service in all capacities to the Company for the years 1999, 1998 and 1997 of the Chief Executive Officer, the Senior Vice President of Administration, and the Senior Vice President of the Loan Division. No other executive officer earned in excess of $100,000.

                                                    SUMMARY COMPENSATION TABLE
                                                                                                   LONG-TERM
                                         ANNUAL COMPENSATION                                     COMPENSATION
                               =======================================       =====================================================
                                                                                AWARDS          PAYOUTS
NAME OF AND                                                                      STOCK         LONG-TERM
PRINCIPAL                                                                       OPTION         INCENTIVE           ALL OTHER
POSITION              YEAR        SALARY        BONUS      OTHER(1)            (SHARES)         PAYOUTS          COMPENSATION

Richard M. Craig      1999       $169,769        $15,000        $3,395            -0-             -0-                 -0-
President & CEO       1998       $160,308        $20,000        $3,206            -0-             -0-                 -0-
                      1997       $151,308        $14,013        $3,026            -0-             -0-                 -0-

James Tilley          1999       $115,820        $10,500        $2,316            -0-             -0-                 -0-
Senior Vice           1998       $109,335        $14,000        $2,187            -0-             -0-                 -0-
President             1997       $103,059        $ 9,991        $2,061            -0-             -0-                 -0-

William R. Glass      1999       $109,614        $10,500        $2,192            -0-             -0-                 -0-
Senior Vice           1998       $102,945        $14,000        $2,059            -0-             -0-                 -0-
President             1997       $ 96,630        $ 9,868        $1,933            -0-             -0-                 -0-





(1) Includes the Bank's contribution to the Employee Savings Plan made for the benefit of Mr. Craig of $3,395 in 1999, $3,206 in 1998, and $3,026 in 1997;
     for the benefit of Mr. Tilley of $2,316 in 1999, $2,187 in 1998, and $2,061 in 1997; and for the benefit of Mr. Glass of $2,192 in 1999, $2,059 in 1998, and $1,933 in 1997. See "Employee Savings Plan". Does not include personal benefits which did not exceed 10% of Mr. Craig's, Mr. Tilley's, or Mr. Glass' salary and bonus in any year.


Employment Agreements

         Mr. Richard Craig, Mr. James Tilley, and Mr. William Glass have each entered into an Employment Agreement with the Bank which runs through December 31, 2002. Each Employment Agreement provides that salary will be set annually by the Board of Directors. If the Bank terminates the Employment Agreement without cause, the Bank is obligated to continue to pay base salary for the longer of three months or the remainder of the term of the Employment Agreement.

Pension Plan

         The Bank maintains a defined benefit pension plan for all eligible employees. An employee becomes vested in a pension benefit after five years of service. Upon retirement at age 65, vested participants are entitled to receive a monthly benefit. Prior to a May 1, 1994 amendment to the plan, the monthly benefit under the pension plan was 3% of average monthly compensation multiplied by years of service up to a maximum of fifteen years of service. In 1994, the pension plan was amended to change the benefit to 1% of average monthly compensation multiplied by years of service up to a maximum of thirty years of service. However, the benefits already accrued by employees prior to this amendment were not reduced by the amendment. Mr. Craig, Mr. Tilley, and Mr. Glass are participants in the pension plan, and as of December 31, 1999, Mr. Craig had eleven years of credited service and his average monthly compensation under the plan was $14,052 ; Mr. Tilley had ten years of credited service and his average monthly compensation under the plan was $9,491; and Mr. Glass had six years of credited service and his average monthly compensation under the plan was $8,977.

Supplemental Executive Retirement Plans

         In 1995, the Bank entered into non-qualified Supplemental Executive Retirement Plans ("SERP's") with both Mr. Craig and Mr. Tilley to provide retirement benefits to supplement their benefits under the Bank's pension plan and replace the benefits reduced by the 1994 amendment to the Pension Plan. See "Pension Plan". In 1998, Mr. Craig's SERP was amended and the benefits increased. In 1999, the Bank amended Mr. Tilley's agreement, and also entered into an agreement with Mr. Glass. Under the SERP's, as amended, Mr. Craig, Mr. Tilley, and Mr. Glass are entitled to additional annual pension payments of $92,766, $66,943, and $30,000, respectively, for 20 years after retirement at age 65, unless their employment is terminated earlier. The SERP's also provide death benefits in the same annual amounts in the event the executive dies prior to age 65, which are payable over 10 years. The Bank has purchased a life insurance policy on both Mr. Craig and Mr. Tilley to assist in funding its obligations under the SERP's.

Employee Savings Plan

         The Bank also maintains a 401(k) salary deferral plan to assist employees in saving for retirement.

         All employees are eligible to participate on the first of the month following one year of service, provided they have completed 1,000 hours of service. Eligible employees can contribute up to a maximum of 15% of their base pay. An automatic 1% of base pay contribution is made by the Bank and in addition, the Bank makes a matching contribution at a rate of 25% of the first 4% contributed by a participant. Participants are always 100% vested in their own contributions and the Bank's matching contribution is also 100% vested.

         Individual account earnings will depend on the performance of the investment funds in which the participant invests. Specific guidelines govern adjustments to contribution levels, investment decisions and withdrawals from the plan. The benefit is paid as an annuity unless the employee elects one of the optional forms of payment available under the plan. See "Summary Compensation Table" for a summary of the amounts contributed by the Bank to this Plan for the benefit of Mr. Craig, Mr. Tilley, and Mr. Glass.



                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION


         The Human Resource Committee of the Board of Directors serves as the Compensation Committee of the Company. The members of the Human Resource Committee are: Phillip Brothman, LaVerne G. Hall, William F. Barrett, Richard M. Craig, David C. Koch, Richard C. Stevenson, and Thomas H. Waring, Jr . Mr. Craig is the Chairman of the Board, President, and CEO of the Company and the Bank. Mr. Phillip Brothman is a partner of the law firm of Hurst, Brothman & Yusick which served as general counsel to the Company and received legal fees, and Mr. Waring is the owner of Waring Financial Group which receives commissions on certain life insurance premiums paid by the Company. See "Certain Transactions."

         There are no Compensation Committee Interlocks required to be disclosed in this Proxy Statement.


                       HUMAN RESOURCE COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION


         The Human Resource Committee has the responsibility of reviewing the overall compensation policies for the employees of the Bank and also establishes the compensation of Mr. Craig, Mr. Tilley, and Mr. Glass, the Named Executives of the Company.

         The Bank uses a base salary/hourly rate and a bonus program to compensate its employees, including the Named Executives.

         The Bank uses a system of salary grades and corresponding salary ranges to set base salary/hourly rates. Positions are assigned a salary grade on the basis of job descriptions and comparisons to benchmark positions in the industry. Annually the Bank participates in a number of salary surveys provided by or endorsed by various bank trade association groups. The surveys summarize compensation information on a national, regional and local basis, with data furnished based upon bank asset size and geographic region. In January of each year, management presents recommendations to the Human Resource Committee to adjust the salary ranges based upon this information and also recommended salary adjustments for the employees. Compensation recommendations are determined based upon individual job performance, experience and position within the salary range. Mr. Craig, as the Chief Executive Officer, makes recommendations for the Compensation levels of the Senior Vice-Presidents, including Mr. Tilley and Mr. Glass. The Human Resource Committee (excluding Mr. Craig) develops recommendations for Mr. Craig's salary based upon the same approach.

         Also, in January of each year, the Human Resource Committee establishes a bonus pool for the Bank's employees based upon the financial performance of the Bank for the previous year, including such factors as the operating results compared to the operating budget, net income, the return on average assets, the return on average equity and the earnings per share, growth in loans and growth in deposits. The Human Resource

Committee (excluding Mr. Craig) then determines what amount of the bonus pool will be paid to each of Mr. Craig and the Senior Vice Presidents, including Mr. Tilley and Mr. Glass, based upon their evaluation of each person's performance and contributions to the financial results of the Bank for the prior year. Management then allocates the remainder of the bonus pool among other employees of the Bank based upon management's evaluation of individual job performance and contributions to the Bank.



                            Human Resource Committee:

                 LaVerne G. Hall , Chairman             David C. Koch
                 William F. Barrett                     Richard C. Stevenson
                 Phillip Brothman                       Thomas H. Waring, Jr.
                 Richard M. Craig

         The report of the Human Resource Committee and the Performance Graph shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this proxy statement or any part thereof in the Company's Annual Report on Form 10-K.


                              CERTAIN TRANSACTIONS


         The Bank has had, and in the future, expects to have banking and fiduciary transactions with Directors and Executive Officers of the Company and some of their affiliates. All such transactions have been in the ordinary course of business and on substantially the same terms (including interest rates on loans) as those prevailing at the time for comparable transactions with others.

         Mr. Phillip Brothman is a partner of the law firm of Hurst, Brothman & Yusick which served as general counsel to the Company and received legal fees.

         In 1999, the Company paid approximately $242,901 in life insurance premiums to Massachusetts Mutual. Waring Financial Group, which is owned by Thomas H. Waring, Jr., received commissions on such premium payments.


                                PERFORMANCE GRAPH


         The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock for a five-year period (December 31, 1994 to December 31, 1999) with the cumulative total return of the Standard & Poor's 500 ("S & P 500") stock index and Standard & Poors Banks (Major Regional)- 500 Stock Index ("Banks (Major Regional)-500"). As the Company's stock is not traded on a public market, the price information is based upon stock prices in private transactions as disclosed to the Company for the periods indicated. The comparison for each of the periods assumes that $100 was invested on December 31, 1994 in each of the Company's common stock, the stocks included in the Banks (Major Regional-500) Index, and the stocks included in the S & P 500 Index and that all dividends were reinvested.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG EVANS BANCORP, INC.,
                         S&P INDEX AND S&P GROUP INDEX

                                   [GRAPH]

                      1994      1995      1996      1997      1998      1999


EVANS BANCORP, INC.  100.00    164.29    215.46    304.19    363.35    383.39

S&P GROUP INDEX      100.00    157.47    215.16    323.53    357.46    306.71

S&P 500 INDEX        100.00    137.58    169.17    225.61    290.09    351.13


                      ASSUMES $100 INVESTED ON JAN.01, 1995
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1999








                                  OTHER MATTERS


         The cost of solicitation of proxies will be borne by the Company. Solicitation other than by mail may be made by directors, officers or by regular employees of the Company, who will receive no additional compensation therefor, by personal or telephone solicitation, the cost of which is expected to be nominal.

         Deloitte & Touche, LLP were the auditors for the Company for the year ended December 31, 1999. Representatives of that firm will be present at the annual meeting to respond to appropriate questions that may be raised and they will have the opportunity to make a statement, if they so desire.

         It is not contemplated or expected that any business other than that pertaining to the subjects referred to in this Proxy Statement will be brought up for action at the meeting. At the time this Proxy Statement went to press, the Board of Directors did not know of any other matter which may properly be presented for action at the meeting.

                     DEADLINE FOR SHAREHOLDER PROPOSALS FOR
                               2001 ANNUAL MEETING

         Proposals of shareholders intended to be presented at the Thirteenth Annual Meeting of Shareholders must be received by the Secretary, Evans Bancorp, Inc. 14 - 16 North Main Street, Angola, New York, 14006, no later than November 16, 2000. If a shareholder intends to present a proposal at the 2001 Annual Meeting, but has not sought the inclusion of such proposal in the Company's proxy materials, such proposal must be received by the Company prior to January 30, 2001, or the Company's management proxies for the 2001 Annual Meeting will be entitled to use their discretionary voting authority to vote on such proposal, without any discussion of the matter in the company's proxy materials. In accordance with the Company's By-Laws, shareholder nominations for directors to be elected at an annual meeting of shareholders must be submitted to the Secretary of the Company in writing not less than 14 days nor more than 50 days immediately preceding the date of the annual meeting. If less than 21 days notice of the annual meeting is given to shareholders, nominations shall be mailed or delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known by the notifying shareholder: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of common stock of the Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of Common Stock of the Company owned by the notifying shareholder. Under the current bylaws of the Company, in order to be eligible to be nominated as a new director of the Company, the proposed nominee must hold at least $10,000 aggregate market value of stock of the Company and be less than 70 years of age. Nominations not made in accordance with the bylaws of the Company may, in his/her discretion, be disregarded by the presiding officer of the meeting, and upon his/her instruction, the vote tellers may disregard all votes cast for each such nominee. In the event that the same person is nominated by more than one shareholder, the nomination shall be honored, and all shares of Common Stock of the Company shall be counted if at least one nomination for that person complies with the provisions of the bylaws of the Company.




                                  By Order of the Board of Directors,

                                        EVANS BANCORP, INC.





                                             Robert W. Allen
                                             Secretary



Angola, New York
March 15, 2000

                          [LOGO - EVANS NATIONAL BANK]

                         COMMUNITY BANKING SINCE 1920
                                    ANGOLA
                                    DERBY
                                    EVANS
                                  FORETVILLE
                                   HAMBURG
                                 NORTH BOSTON
                                 WEST SENECA

               PROXY FOR THE TWELFTH ANNUAL MEETING OF SHAREHOLDERS

                              EVANS BANCORP, INC.
                           14 - 16 NORTH MAIN STREET
                            ANGOLA, NEW YORK  14006

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Phillip Brothman and Robert W. Allen as Proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated below, all the shares of Common Stock of Evans Bancorp, Inc. held of record by either of the undersigned on February 29, 2000, at the Twelfth Annual Meeting of Shareholders to be held on April 18, 2000, or any adjournments thereof.

PROPOSAL 1. ELECTION OF DIRECTORS

            [ ] FOR all three nominees listed below    [ ] WITHHOLD AUTHORITY to vote for all
                (except for any nominee whose name         three nominees.
                has been written in the space
                provided).

                Richard M. Craig   LaVerne G. Hall         Richard C. Stevenson


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

            (continued and to be dated and signed on the other side)

               [LOGO-EVANS BANCORP INC.]
               c/o CORPORATE TRUST SERVICES
               MAIL DROP 10AT66--4129
               38 FOUNTAIN SQUARE PLAZA
               CINCINNATI, OH 45263

















                              FOLD AND DETACH HERE
 ................................................................................

In his discretion, upon such other matters as may properly come before the meeting or any adjournment.

This proxy when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                   DATED                , 2000
                                         ---------------


                                   -----------------------------------------
                                           (Signature of Stockholder)


                                   -----------------------------------------
                                         (Signature of Stockholder)
                                   Please sign exactly as name appears
                                   on the stock certificate. When
                                   shares are held by joint tenants both are required to sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name for and by its President or other authorized officer. If a partnership, please sign in partnership name by authorized person.